UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BridgeBio Pharma, Inc.
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BridgeBio Pharma, Inc.
421 Kipling Street
Palo Alto, CA
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 2, 2020 at 11:00 a.m. local time. Our Board of Directors has determined, in the interests of public health and safety in light of the ongoing COVID-19 pandemic, that this year’s Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/BBIO2020 during the meeting. Our Board of Directors intends to hold future stockholder meetings in person or using a “hybrid” in-person and virtual format as soon as practicable once it is safe to do so.
The Annual Meeting will be held for the following purposes:
1.
To elect two (2) directors, James C. Momtazee and Richard H. Scheller, Ph.D., to serve as Class I directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.
3.
To approve an amendment and restatement of the Company’s 2019 Stock Option and Incentive Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.
The Board of Directors has fixed the close of business on Wednesday, April 15, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you virtually attend the Annual Meeting and electronically submit to the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.
By Order of the Board of Directors

BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer
Palo Alto, California
April 22, 2020
Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, or vote by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

i

BRIDGEBIO PHARMA, INC. PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
June 2, 2020
INFORMATION CONCERNING SOLICITATION AND VOTING
General
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc. (the “Company”), a Delaware corporation, to be held virtually at 11:00 a.m., local time, on Tuesday, June 2, 2020 and at any adjournments or postponements thereof for the following purposes:
•
To elect two (2) directors, James C. Momtazee and Richard H. Scheller, Ph.D., to serve as Class I directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

•	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;
•
To approve an amendment and restatement of the 2019 Stock Option and Incentive Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBIO2020. You will need to have your 16–Digit Control Number included on your proxy card to join the Annual Meeting.
Solicitation
This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.
Important Notice Regarding the Availability of Proxy Materials
The Proxy Statement and the Company’s 2019 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.
Emerging Growth Company Status
We are an “emerging growth company” under applicable federal securities laws and therefore are permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2024; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”). Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Voting Rights and Outstanding Shares
Only holders of record of our common stock as of the close of business on April 15, 2020 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 15, 2020, there were 121,367,855 shares of common stock issued and outstanding and eligible to vote.
A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present virtually or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or virtually at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.
Votes Required for Each Proposal
To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:
Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of Deloitte & Touche LLP	Majority	Yes
Approval of Amended and Restated 2019 Stock Option and Incentive Plan	Majority	No
“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.
“Majority” means a majority of the votes properly cast for and against such matter.
“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the two (2) nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.
The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:
Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.
Proposal Two—Approval of the Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is considered to be a routine item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.
Proposal Three—Approval of the Company’s Amended and Restated 2019 Stock Option and Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is not considered to be a routine item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.
We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR: (i) the election of each of the Company’s two (2) nominees as directors; (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020; (iii) the approval of our Amended and Restated 2019 Stock Option and Incentive Plan; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.
Voting by Proxy Over the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Monday, June 1, 2020. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.
Revocability of Proxies
Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then virtually attend the Annual Meeting and desire to vote are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Brian C. Stephenson, Secretary, c/o BridgeBio Pharma, Inc., at the address of our principal executive offices at 421 Kipling Street, Palo Alto, CA 94301. Our telephone number is (650) 391-9740. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.
Stockholder Proposals to be Presented at the Next Annual Meeting
Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be presented at the 2021 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 23, 2020 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2021 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 9, 2021.
Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 7, 2021 and no later than March 9, 2021. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our amended and restated certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The terms of the Class I directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class I members: James C. Momtazee and Richard H. Scheller, Ph.D. If elected, each nominee will serve as a director until the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
Our Board of Directors is currently comprised of eight (8) members. If each of the Class I director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I— James C. Momtazee and Richard H. Scheller, Ph.D.; Class II— Eric Aguiar, M.D., Ali Satvat and Jennifer E. Cook; and Class III— Neil Kumar, Ph.D., Charles Homcy, M.D., and Ronald J. Daniels.
In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2020 are set forth below.
Name	Age	Position
Neil Kumar, Ph.D.	41	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)(2)(3)	58	Director
Richard H. Scheller, Ph.D.(3)	66	Director
Ali Satvat(1)(2)(3)	42	Director
Charles Homcy, M.D.	71	Director and Lead Director
James C. Momtazee	48	Director
Jennifer E. Cook	54	Director
Ronald J. Daniels(1)	60	Director
(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
Nominees for Director
Class I:
The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending on the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.
The Board of Directors recommends that you vote FOR the following nominees.
Richard H. Scheller, Ph.D. has served as a member of our Board of Directors since January 2018 and as our Chairman of Research & Development effective as of January 2019. Dr. Scheller served as the Chief Science Officer and Head of Therapeutics at 23andMe, a personal genetics company, from 2015 to 2019. Previously, Dr. Scheller was the Executive Vice President of Research and Early Development and a member of the Executive Committee at Genentech, Inc., a biotechnology corporation, from February 2001 to December 2014.

From January 2009 to December 2014, Dr. Scheller was also a member of the Enlarged Executive Committee at Hoffmann-La Roche Ltd, a pharmaceutical company. Dr. Scheller currently serves as a member of the board of directors of Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a clinical stage biopharmaceutical company, ORIC Pharmaceuticals, Inc., a biopharmaceutical company, Affinita Biotech, Inc., a preclinical stage biotech company and Alector, Inc. (Nasdaq: ALEC), a clinical-stage biopharmaceutical company. Dr. Scheller holds a B.Sc. in Biochemistry from the University of Wisconsin-Madison and a Ph.D. in Chemistry from the California Institute of Technology. He completed his post-doctorate in Molecular Neurobiology at Columbia University and was also a post-doctorate fellow at California Institute of Technology. Dr. Scheller’s qualifications to serve on our Board of Directors include his scientific background and his senior management experience in the pharmaceutical industry.
James C. Momtazee has served as a member of our Board of Directors since March 2016 and as our Senior Advisor – Transactions since February 2020. He was previously a Member of KKR and had been employed by Kohlberg Kravis Roberts & Co. L.P., a private equity and alternative asset management firm, since 1996. Mr. Momtazee currently serves as Lead Independent Director on the board of directors of PRA Health Sciences, Inc. (Nasdaq: PRAH), a global contract research organization. He previously served on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from 2004 to 2014, HCA Healthcare Inc. (formerly HCA Holdings Inc.; NYSE: HCA), a health care services company, from 2006 to 2014, and Entellus Medical, Inc., a medical technology company, from 2017 to 2018. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Momtazee’s qualifications to serve on our Board of Directors include his expertise in corporate governance, the healthcare industry and in financing and financial matters, including expertise and experience in structuring complex financial transactions.
Class II: Currently Serving Until the 2021 Annual Meeting
Eric Aguiar, M.D. has served as a member of our Board of Directors since March 2019. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007. Dr. Aguiar currently serves on the board of directors of Invitae Corporation (NYSE: NVTA) since September 2010 and Eidos Therapeutics (Nasdaq: EIDX) since March 2018. He served on the board of directors of Biohaven Corporation (NYSE: BHVN) from October 2016 to January 2020. Dr. Aguiar is a member of the Board of Overseers of the Tufts School of Medicine and a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.
Ali Satvat has served as a member of our Board of Directors since March 2016. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P., a global private equity and alternative asset management firm, in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of Coherus BioSciences, Inc. (Nasdaq: CHRS), a biopharmaceutical company, since May 2014, Eidos Therapeutics, Inc. (Nasdaq: EIDX), a clinical-stage biopharmaceutical company, since June 2018, PRA Health Sciences, Inc. (Nasdaq: PRAH), a global contract research organization, from September 2013 through April 2018, and numerous privately held companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners LLP, a global private equity firm, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, a venture capital subsidiary of Johnson & Johnson, Audax Group, a private equity firm, and The Blackstone Group, a global private equity and alternative asset management firm. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat also serves on the board of directors of the Healthcare Private Equity Association. Mr. Satvat’s qualifications to serve on our Board of Directors include his expertise in corporate governance, financing, and financial matters and his extensive investment experience in the health care industry.

Jennifer E. Cook has served as a member of our Board of Directors since December 2019. She is currently the owner and principal of Jennifer Cook Consulting since July 2019. Ms. Cook has served as a member of the board of directors of Denali Therapeutics, Inc. (Nasdaq: DNLI) since November 2018. Ms. Cook served as the Chief Executive Officer of GRAIL from January 2018 to June 2019. Previously, Ms. Cook was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions; from January 2017 to December 2017, Ms. Cook served as Senior Vice President, Global Head of Clinical Operations for Roche Pharmaceuticals; from September 2013 to December 2016, Ms. Cook served as Head of Region Europe Pharma for Roche Pharmaceuticals; and from July 2010 to September 2013, Ms. Cook served as the Senior Vice President, Business Unit Head Immunology and Ophthalmology for Genentech. Ms. Cook holds a B.A. in human biology and an M.S. in biology from Stanford University, as well as an M.B.A. from the Haas School of Business at University of California, Berkeley. Ms. Cook’s qualifications to serve on our Board of Directors include her extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies.
Class III: Currently Serving Until the 2022 Annual Meeting
Neil Kumar, Ph.D. is a co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since April 2015. Dr. Kumar has also served as the Chief Executive Officer of our subsidiary, Eidos Therapeutics (Nasdaq: EIDX), a clinical stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Prior to that, he served as the interim vice president of business development at MyoKardia, Inc. (Nasdaq: MYOK), a clinical stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.
Charles Homcy, M.D. has served as a member of our Board of Directors since November 2018, our Chairman of Pharmaceuticals since February 2019, and our Lead Director since February 2020. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, where he is currently a partner. He served as president and chief executive officer of Portola Pharmaceuticals, a clinical biotechnology company, and he served as their president and chief executive officer since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. (currently, Takeda Oncology), a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, Inc., a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2011. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayest Laboratories. He currently serves on the board of directors of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a position he has held since 2004, and of Global Blood Therapeutics, Inc. (Nasdaq: GBT). Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.
Ronald J. Daniels has served as a member of our Board of Directors since February 2020. Mr. Daniels has been the president of Johns Hopkins University since March 2009. He is a member of the Board of Managers of the Johns Hopkins Applied Physics Laboratory and the chair of the Executive Committee of Johns Hopkins Health System. A law and economics scholar, Mr. Daniels is author or editor of seven books and dozens of scholarly articles. Before joining Johns Hopkins University, he served as Provost and a Professor of Law at the University of Pennsylvania and Dean and James M. Tory Professor of Law of the Faculty of Law at the University of Toronto. Mr. Daniels earned an L.L.M. from Yale University in 1988 and a J.D. in 1986 from the University of Toronto. He received a B.A. from the University of Toronto in 1982 in political science and economics. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive experience as a professor and now a leader at of one of the world’s premier science institutions.

Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.
Board of Directors and Committees of the Board
During 2019, our Board of Directors held a total of four meetings. All directors attended at least 75% of the aggregate of the number of Board meetings and meetings of the Board committees on which each such director served during the time each such director served on the Board of Directors or such committees.
Our Board of Directors has determined that all of our directors, except for Drs. Kumar, Homcy and Scheller, Mr. Momtazee and Ms. Cook, are independent, as determined in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.
The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at https://bridgebio.com, under the “For Investors/Corporate Governance/Documents & Charters” link.
Audit Committee
Dr. Aguiar, Mr. Daniels and Mr. Satvat currently serve on the Audit Committee, which is chaired by Dr. Aguiar. Two members of our Audit Committee, Dr. Aguiar and Mr. Daniels, meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. Accordingly, we are relying on the phase-in provisions of Rule 10A-3 of the Exchange Act and the Nasdaq transition rules applicable to companies that have completed an initial public offering, and we plan to have an Audit Committee comprised solely of independent directors that are independent for purposes of serving on an Audit Committee within one year of our listing. In addition, our Board of Directors has determined that Dr. Aguiar is an “Audit

Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases and scripts.
During 2019, the Audit Committee held three meetings.
Compensation Committee
Dr. Aguiar and Mr. Satvat currently serve on the Compensation Committee, which is chaired by Dr. Aguiar. All of the members of our Compensation Committee are independent, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The Compensation Committee’s responsibilities include:
•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing and establishing our overall management compensation structure, policies and programs;
•	overseeing and administering our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	retaining and approving the compensation of any compensation advisors;
•	reviewing and approving our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K; and
•	reviewing and discussing with the Board of Directors the corporate succession plan for the Chief Executive Officer and other key officers.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, but did not retain any compensation consultants in 2019. During 2019, the Compensation Committee held three meetings.
Nominating and Corporate Governance Committee
Mr. Satvat and Drs. Aguiar and Scheller currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Satvat. Two members of our Nominating and Corporate Governance Committee, Dr. Aguiar and Mr. Satvat, are independent, as defined under and required by current Nasdaq rules. Accordingly, we are relying on the phase-in provisions of the Nasdaq transition rules applicable to companies that have completed an initial public offering, and we plan to have a Nominating and Corporate Governance Committee comprised solely of independent directors that are independent for purposes of serving on a Nominating and Corporate Governance Committee within one year of our listing. The Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to the Board of Directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;
•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and
•	overseeing the evaluation of the Board of Directors and management.
During 2019, the Nominating and Corporate Governance Committee did not hold any meetings.
Board Leadership
We do not currently have a Chairman of the Board of Directors; however, we have designated Dr. Homcy as our Lead Director. We believe that separating the positions of Chief Executive Officer and Lead Director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing our Lead Director to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Lead Director, particularly as our Board of Directors’ oversight responsibilities continue to grow.
While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate Lead Director may provide the appropriate leadership structure for us and would demonstrate our commitment to good corporate governance.
Director Nominations
The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.
In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:
•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;
•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and
•
at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:
•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and
•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.
Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.
The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.
If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.
Each nominee for election as director at the 2020 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2020 Annual Meeting.
Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:
•	name and address;
•	the class and number of shares of the Company owned beneficially or of record;
•
disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•
any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;
•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;
•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;
•
a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•
a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.
With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).
For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.
The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.
The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.
Stockholder Communications with the Board of Directors
Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (https://bridgebio.com) and selecting the “For Investors” tab and “Contact IR”.

Director Attendance at Annual Meetings
Directors are encouraged to attend the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
During 2019, the members of our Compensation Committee included Dr. Aguiar, Mr. Satvat and Mr. Momtazee. None of the members of our Compensation Committee was an officer or employee of the Company during 2019, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee, except that Neil Kumar, our Chief Executive Officer, is the chief executive officer of Eidos Therapeutics, Inc. and serves on its board of directors.
Director Compensation
Prior to our initial public offering in June 2019, we did not have a formal policy or plan to compensate our directors. We adopted a formal policy in December 2019 pursuant to which our directors are eligible to receive the following cash retainers and equity awards:
Annual Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$1,200,000
Annual Retainer for Board Membership
Our policy provides that, each director who is not serving as our Chief Executive Officer (an “Outside Director”) shall receive a cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation is paid for attending individual Board meetings, serving on committees of the Board of Directors or attending committee meetings. Cash retainers owing to Outside Directors shall be annualized, meaning that with respect to directors who join the Board of Directors during the calendar year, such amounts shall be pro-rated based on the number of calendar days served by such director.
Initial Equity Grant Upon Election
Our policy provides that, upon initial election to our Board of Directors, each Outside Director will receive an initial, one-time grant of a non-statutory stock option with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Initial Grant”).
Annual Equity Grant
Our policy provides that, on the date of each of our annual meetings of stockholders, each Outside Director who will continue as a member of our Board of Directors following such annual meeting and who has not received an Initial Grant in the same calendar will receive a grant of a non-statutory stock option on the date of such annual meeting with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Annual Grant”).
The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “2019 Plan”).
The policy also provides that the aggregate amount of compensation, including both equity compensation and cash compensation, paid to any Outside Director in a calendar year will not exceed $1,250,000 (or such other limit as may be set forth in the 2019 Plan or any similar provision of a successor plan).

Our Chief Executive Officer will receive no additional compensation for his service as a director.
We will reimburse all reasonable out-of-pocket expenses incurred by our Outside Directors for their attendance at meetings of our Board of Directors or any committee thereof.
The following table presents the total compensation for each person who served as an Outside Director during the year ended December 31, 2019, other than Dr. Homcy. The compensation received by Dr. Kumar as Chief Executive Officer and Dr. Homcy are presented in “Executive Compensation—Summary Compensation Table” below.
Name(1)	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(2)	All other compensation ($)	Total ($)
Eric Aguiar, M.D.	—	—	1,631,400(3)	72,500(4)	1,703,900
Jennifer E. Cook	—	222,713(5)	1,399,993(6)	33,333(7)	1,656,039
James C. Momtazee	—	—	1,199,991	—	1,199,991
Ali Satvat	—	—	1,631,400(8)	42,500(9)	1,673,900
Richard H. Scheller, Ph.D.	—	—	1,199,991	—	1,199,991
(1)
As of December 31, 2019, Dr. Aguiar held outstanding options to purchase an aggregate of 64,584 shares of common stock of Eidos Therapeutics, Inc. (“Eidos”) and 82,878 shares of our common stock; Ms. Cook held outstanding options to purchase an aggregate of 99,962 shares of our common stock; Mr. Momtazee held outstanding options to purchase an aggregate of 82,878 shares of our common stock; Mr. Satvat held outstanding options to purchase an aggregate of 64,584 shares of Eidos common stock and 82,878 shares of our common stock; and Dr. Scheller held outstanding options to purchase an aggregate of 82,878 shares of our common stock.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted by the Company and by Eidos during 2019 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“FASB ASC Topic 718”). Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.

(3)	Includes the aggregate grant date fair value of an option grant from Eidos equal to $431,409.
(4)	Includes fees equal to $72,500 paid by Eidos. All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP. As of December 31, 2019
(5)
Includes the aggregate grant date fair value of a restricted stock unit grant made in connection with Ms. Cook’s consulting services to the Company. Pursuant to a consulting agreement by and between Ms. Cook and the Company, dated as of October 14, 2019, Ms. Cook will provide the Company with certain services relating to commercial activities in exchange for a consulting fee equal to $200,000 per year, an option grant with a value of $200,000 and a restricted stock unit grant with a value of $200,000. The valuation of Ms. Cook’s restricted stock unit grant is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

(6)
Includes the aggregate grant date fair value of an option grant made in connection with Ms. Cook’s consulting services to the Company. The valuation of Ms. Cook’s option grant is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

(7)	Includes fees accrued and paid to Ms. Cook in connection with consulting services rendered to the Company.
(8)	Includes the aggregate grant date fair value of an option grant from Eidos equal to $431,409.
(9)	Includes fees equal to $42,500 paid by Eidos. All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P.
Required Vote
The two (2) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as directors to serve until the date of the annual meeting of stockholders following the year ending December 31, 2022 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of the two (2) director nominees listed above.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2020. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
The Company’s organizational documents do not require that the stockholders ratify the selection Deloitte as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board of Directors or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Deloitte.
Independent Registered Public Accounting Firm Fees And Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018 and December 31, 2019 by Deloitte.
Fees billed	2018 Deloitte	2019 Deloitte
Audit Fees	$1,566,705	$2,501,147
Audit Related Fees	—	—
Tax Fees	$11,000	$12,000
All Other Fees	—	$7,391
Total	$1,577,705	$2,520,538
Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. This category also includes fees for services incurred in connection with our initial public offering and nonrecurring transactions closed in 2019.
Audit-Related Fees. This category consists of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the Audit Fees category.
Tax Fees. This category consists of fees for services provided for tax consultation services.
All Other Fees. This category consists of fees for all other services that are not reported above.
Audit Committee Pre-Approval Policies
The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Deloitte during fiscal year 2019 following our initial public offering were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Required Vote
The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED 2019 STOCK OPTION AND INCENTIVE PLAN
Proposal
The Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
On June 21, 2019, the Board of Directors adopted the BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “2019 Plan”), subject to stockholder approval, which was obtained on June 22, 2019. On April 14, 2020, the Board of Directors adopted an amendment and restatement of the BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “Amended and Restated Plan”), subject to stockholder approval. The Amended and Restated Plan increases the aggregate number of shares authorized for issuance under the 2019 Plan by 2,500,000 shares and increases the aggregate number of shares that may be issued in the form of incentive stock options by 2,500,000 shares, in each case subject to adjustment as provided for in the 2019 Plan. The Amended and Restated Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the Amended and Restated Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.
We are requesting that shareholders approve the proposed Amended and Restated Plan. If this proposal is approved by our stockholders at the 2020 Annual Meeting, the Amended and Restated Plan providing for the additional 2,500,000 shares will become effective on the date of the 2020 Annual Meeting. If stockholders do not approve this proposal, the proposed 2,500,000 additional shares will not become available for issuance under the 2019 Plan. The 2019 Plan will otherwise remain in effect in accordance with its terms. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2019 Plan is reasonable, appropriate, and in the best interests of our stockholders.
As of March 31, 2020, (i) there were stock options to acquire 4,813,061 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $20.79 and a weighted average remaining term of 9.34 years, including stock options granted pursuant to our 2019 Inducement Equity Plan (the “Inducement Plan”) to new hires as inducement grants made in accordance with Nasdaq Listing Rule 5635(c); (ii) 1,956,563 shares of common stock have been issued pursuant to restricted stock award agreements and upon the exercise of options; and (iii) 4,998,744 shares of restricted common stock outstanding and (iv) 260,254 shares of common stock underlying restricted stock unit awards granted pursuant to the Inducement Plan were outstanding as of March 31, 2020.
As of March 31, 2020, 6,127,824 shares of our common stock remain available for issuance under the 2019 Plan. This amount does not reflect the additional 2,500,000 shares reserved under the Amended and Restated Plan, as set forth in this proposal.
Summary of Material Features of the Amended and Restated Plan
The material features of the Amended and Restated Plan are:
•
Pursuant to the Amended and Restated Plan, an additional 2,500,000 shares are reserved for issuance under the Amended and Restated Plan (together with the aggregate of 11,500,000 shares of common stock initially reserved under the Plan (so 14,000,000 shares), the “Initial Limit”) and the evergreen provision provides that on each January 1 thereafter during the term of the Amended and Restated Plan, the aggregate number of shares available for issuance under the Amended and Restated Plan shall be cumulatively increased by 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the administrator of the Amended and Restated Plan in its sole discretion (the “Annual Increase”);
•
The maximum number of shares of common stock that may be issued in the form of incentive stock options under the Amended and Restated Plan shall not exceed the Initial Limit cumulatively increased on each January 1 thereafter during the term of the Amended and Restated Plan by the lesser of the Annual Increase for such year or 14,000,000 shares of common stock;

•
Awards of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights are permitted;

•
The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended and Restated Plan will be added back to the shares of common stock available for issuance under the Amended and Restated Plan. Shares we reacquire on the open market will not be added to the reserved pool under the Amended and Restated Plan;

•
The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock options or stock appreciation rights or effect the repricing of such awards through cancellation and re-grants;

•
The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by us to any non-employee director for his or her services as a director in any calendar year may not exceed $1,250,000;

•	Any material amendment to the Amended and Restated Plan is subject to approval by our stockholders; and
•	The term of the Amended and Restated Plan will expire on June 25, 2029.
Based solely on the closing price of our common stock as reported by the Nasdaq Global Select Market on March 31, 2020 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended and Restated Plan is $323 million.
Rationale for Share Increase
The Amended and Restated Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
In addition, in March 2020, the Compensation Committee approved our implementation of an equity exchange program (the “Exchange Program”), pursuant to which certain employees and individual independent contractors who provide services to our subsidiaries have been offered the opportunity to exchange some or all of the equity held by these individuals in our subsidiaries for (i) vested shares of our common stock, (ii) shares of our restricted common stock subject to vesting on the same terms and conditions as the unvested shares of restricted common stock held by them in our subsidiaries, (iii) options to purchase shares of our common stock, and/or (iv) the right to receive notional units in our common stock that will pay out an applicable fixed dollar amount upon the achievement of certain designated performance milestones (the “Milestone Program”). We and our Compensation Committee have determined that the Exchange Program is critical to our retention of high-performing employees and individual independent contractors who provide services to our subsidiaries because it provides them with the opportunity to receive shares of our common stock (or equity awards exercisable or convertible into shares of our common stock) that will be registered and listed on the Nasdaq Stock Market in exchange for unregistered equity in our privately held subsidiaries. Additionally, the ability for certain of these individuals to participate in the Milestone Program creates an incentive for them to contribute to the achievement of defined milestones at the subsidiary level while aligning their long-term interests with those of our stockholders. Based on the offerees’ responses as of April 15, 2020 to the offers made pursuant to the Exchange Program, we anticipate that we will need to reserve an aggregate of approximately 2,000,000 shares for issuance under our 2019 Plan for purposes of the Exchange Program.
The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees, including through the Exchange Program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.
Our Compensation Committee determined the size of the reserved pool under the Amended and Restated Plan based on projected equity awards to anticipated new hires and existing employees, potential new directors and consultants and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next two years.
Summary of the Amended and Restated Plan
The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached hereto as Exhibit A.
Administration. The Amended and Restated Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not a member of the delegated committee, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended and Restated Plan, subject to the discretion of the administrator. As of March 31, 2020, approximately 372 individuals were currently eligible to participate in the Amended and Restated Plan, had it been effective on such date, which includes nine executive officers, 304 employees who are not executive officers, four non-employee directors and 55 consultants. There are certain limits on the number of awards that may be granted under the Amended and Restated Plan. For example, the maximum number of shares of common stock to be issued under the Amended and Restated Plan is 14,000,000 shares (the “Initial Limit”) and on each January 1 thereafter during the term of the Amended and Restated Plan, the aggregate number of shares available for issuance under the Amended and Restated Plan shall be cumulatively increased by 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the administrator of the Amended and Restated Plan in its sole discretion (the “Annual Increase”). The maximum number of shares of common stock that may be issued in the form of incentive stock options under the Amended and Restated Plan shall not exceed the Initial Limit cumulatively increased on each January 1 thereafter during the term of the Amended and Restated Plan by the lesser of the Annual Increase for such year or 14,000,000 shares of common stock.
Director Compensation Limit. The Amended and Restated Plan provides that the value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,250,000.
Stock Options. The Amended and Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended and Restated Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Global Select Market (or another national securities exchange) on the date immediately preceding the grant date. The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants.
The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the Amended and Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of common stock that are not then subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee, provided that the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. In addition, the Compensation Committee may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our Compensation Committee will determine at what time or times each stock appreciation right may be exercised. The administrator of the Amended and Restated Plan may reduce the exercise price of outstanding stock appreciation rights or effect the repricing of such awards through cancellation and re-grants.
Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.
Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash (to the extent explicitly provided for in the applicable award certificate) subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of common stock which are free from any restrictions under the Amended and Restated Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Compensation Committee may grant cash bonuses under the Amended and Restated Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions. The Amended and Restated Plan provides that, in the event of and subject to the consummation of a “sale event,” as defined in the Amended and Restated Plan, except as otherwise provided by the Compensation Committee in the award agreement, and unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity, all stock options and stock appreciation rights with time-based conditions will become vested and exercisable upon the sale event, all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such sale event, individuals holding stock options and stock appreciation rights will be permitted to exercise such stock options and stock appreciation rights (to the extent exercisable) prior to the sale event. In addition, in connection with the termination of the Amended and Restated Plan upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable stock options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights. We may also make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares subject to such awards. Finally, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the Amended and Restated Plan (taking into account the acceleration of such awards under the Amended and Restated Plan). All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of common stock that are subject to the Amended and Restated Plan, to certain limits in the Amended and Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the Amended and Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.
Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended and Restated Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the Nasdaq Global Select Market, any amendments that materially change the terms of the Amended and Restated Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Amended and Restated Plan. The 2019 Plan was approved by our Board of Directors on June 21, 2019, it was approved by our stockholders on June 22, 2019 and it became effective upon on July 1, 2019. Our Board of Directors adopted the Amended and Restated Plan on April 14, 2020, and it will become effective upon approval by our stockholders. The Amended and Restated Plan will be effective until June 25, 2029.
New Plan Benefits
Because the grant of awards under the Amended and Restated Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended and Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2019: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.
	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Neil Kumar, M.D., Chief Executive Officer	$17.00	1,742,882	$12,940,324	1,779,962
Brian Stolz, Chief Operating Officer	—	—	$2,722,465	72,696
Charles Homcy, Chairman of Pharmaceuticals	$27.23	373,341	$1,970,801	271,110
All current executive officers, as a group	$17.00	3,429,002	$20,005,950	2,450,268
All current directors who are not executive officers, as a group	$36.19	348,596	$222,713	7,152
All current employees who are not executive officers, as a group	$18.39	536,607	$3,881,474	119,664
(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 9 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2019.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.
Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated Plan. It does not describe all federal tax consequences under the Amended and Restated Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.
Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.
Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.
Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.
Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.
Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended and Restated Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information
The following table provides information as of December 31, 2019 regarding shares of common stock that may be issued under our equity compensation plans, consisting of our 2019 Employee Stock Purchase Plan (the “ESPP”), our 2019 Plan and the Inducement Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders(1):	4,554,077	$19.66(2)	2,065,987(3)
Equity compensation plans not approved by security holders(4)	488,097	$27.69(5)	489,064(6)
Total	5,042,174	$20.10	2,555,051
(1)	Includes grants under the ESPP and our 2019 Plan.
(2)
Includes 4,372,803 shares of common stock issuable upon the exercise of outstanding options. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the ESPP on any one purchase date for any purchase period, including the current purchase period, may not exceed 3,500 shares.

(3)
As of December 31, 2019, a total of 11,500,000 shares of our common stock were reserved for issuance pursuant to the 2019 Plan, which number excludes the 6,182,914 shares that were added to the 2019 Plan as a result of the automatic annual increase on January 1, 2020. The 2019 Plan provides that the number of shares reserved and available for issuance under the 2019 Plan will automatically increase each January 1, beginning on January 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the plan administrator. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2019 Plan will be added back to the shares of common stock available for issuance under the 2019 Plan. As of December 31, 2019, a total of 2,000,000 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 1,236,582 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2020. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 2,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(4)
Includes grants under the Inducement Plan. For more information about the Inducement Plan, please see Note 16 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 3, 2020.

(5)	Includes 253,974 shares of common stock issuable upon the exercise of outstanding options.
(6)	As of December 31, 2019, there were 489,064 shares available for grants under the Inducement Plan.
Required Vote
The affirmative vote of a majority of shares of common stock present virtually or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the Amended and Restated Plan. Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that you vote FOR the approval of the Amended and Restated Plan.

EXECUTIVE OFFICERS
The names of the executive officers of the Company, their ages as of March 31, 2020, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).
Name	Age	Position
Neil Kumar, Ph.D.	41	Chief Executive Officer and Director
Brian C. Stephenson, Ph.D., CFA	39	Chief Financial Officer
Uma Sinha, Ph.D.	63	Chief Scientific Officer
Richard H. Scheller, Ph.D.	66	Chairman of Research and Development
Charles Homcy, M.D.	71	Chairman of Pharmaceuticals and Lead Director
Michael Henderson, M.D.	30	Chief Business Officer
Cameron Turtle, D. Phil.	30	Senior Vice President, Portfolio Management and Corporate Development
Frank McCormick, Ph.D., F.R.S., D.Sc.	69	Chairman of Oncology
Brian Stolz	44	Chief Operating Officer
Executive Officers
The biographies of our executive officers, other than Drs. Kumar, Homcy and Scheller, whose biographies are set forth above, appear below.
Brian C. Stephenson, Ph.D., CFA has served as our Chief Financial Officer since October 2018. Prior to joining us, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018. From 2011 to 2014, Dr. Stephenson was a Director/Vice President Leerink Partners, an investment bank. Prior to that, Dr. Stephenson was an Engagement Manager at McKinsey & Company, a worldwide management consulting firm. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.
Uma Sinha, Ph.D. has served as Chief Scientific Officer since April 2016 and serves as the chief scientific officer of other BridgeBio subsidiaries, including Eidos Therapeutics. Prior to that, Dr. Sinha served as chief scientific officer of Global Blood Therapeutics, Inc. (Nasdaq: GBT), a clinical stage biopharmaceutical company, from 2014 to 2015 and previously as senior vice president of research from 2013 to 2014. She was vice president, head of biology at Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a clinical stage biotechnology company, from 2010 to 2012 and was the vice president of translational biology from 2004 to 2010. Previously, Dr. Sinha held senior research positions at Millennium Pharmaceuticals, Inc., a biopharmaceutical company, and COR Therapeutics, Inc., a biopharmaceutical company. Dr. Sinha received her Ph.D. in biochemistry from the University of Georgia and her B.Sc. with honors in chemistry from Presidency College.
Michael Henderson, M.D. has served as our Chief Business Officer since January 2020. Prior to that, he served as our Senior Vice President, Asset Acquisition, Strategy and Operations from December 2017 to December 2019. Dr. Henderson joined BridgeBio as our Vice President of Asset Acquisition, Strategy and Operations in April 2016. Dr. Henderson serves as the Chief Executive Officer of certain of our subsidiaries, including QED Therapeutics, Inc. since December 2017 and Origin Biosciences, Inc. from December 2017 to December 2019 and commencing again in March 2020. Dr. Henderson also serves on the board of directors for certain of our subsidiaries, including TheRas, Inc. since September 2016 and Adrenas Therapeutics, Inc. since July 2017. Prior to BridgeBio, Dr. Henderson worked as a Senior Associate at McKinsey & Company from January 2015 to April 2016 and prior to that, he co-founded PellePharm, Inc., in August 2011. Dr. Henderson received his B.A. with high honors in global health with a citation in Spanish from Harvard University and his M.D. with a scholarly concentration in health services and policy from Stanford University where he was a member of both the Ignite and Leadership in Health Disparities Programs.
Cameron Turtle, D. Phil. has served as our Senior Vice President, Portfolio Management and Corporate Development, since January 2018 and served as a Director, Portfolio Management, from February 2017 to December 2017. Mr. Turtle has also worked for our subsidiary, Eidos Therapeutics, since February 2017, currently as the chief business officer. Mr. Turtle previously worked as vice president of business development and operations for our subsidiary, Navire Pharmaceuticals, Inc., from February 2017 to March 2018. From August 2016 to January 2017, Mr. Turtle was a consultant at McKinsey & Company. Mr. Turtle received his B.S. with honors in bioengineering from the University of Washington and his D. Phil. in cardiovascular medicine from University of Oxford, St. John’s College, where he was a Rhodes Scholar.
Frank McCormick, Ph.D., F.R.S., D.Sc. (Hon) has served as our Chairman of Oncology since April 2019. Dr. McCormick has held the positions of Director the UCSF Helen Diller Family Comprehensive Cancer Center, a multidisciplinary research and medical care organization and served as Associate Dean of the UCSF School of Medicine from 1997 to 2014. Prior to joining the UCSF faculty, Dr. McCormick pursued cancer-related work with several biotechnology firms, including Cetus Corporation as Director of Molecular Biology from 1981 to 1990 and Vice President of Research from 1990 to 1991, and Chiron Corporation as Vice President of Research from 1991 to 1992. In 1992, Dr. McCormick founded Onyx Pharmaceuticals and served as its Chief Scientific Officer until 1996. Dr. McCormick received his B.Sc. in biochemistry from the University of Birmingham, and his Ph.D. in biochemistry from the University of Cambridge and held postdoctoral fellowships in the U.S. at the State University of New York at Stony Brook and in London at the Imperial Cancer Research Fund. Dr. McCormick is a Fellow of the Royal Society, an institution dedicated to science, since 1996, a member of the National Academy of Sciences since 2014 and has served as President, 2012 to 2013, for the American Association for Cancer Research. Since 2013, Dr. McCormick has led the National Cancer Institute’s Ras Initiative at the Frederick National Laboratories for Cancer Research overseeing the national effort to develop therapies against Ras-driven cancers.
Brian Stolz has served as our Chief Operating Officer since October 2019. Prior to joining us, Mr. Stolz was the Chief People Officer at Activision Blizzard, Inc. starting in May 2016. Prior to joining Activision, Mr. Stolz served as the Senior Vice President, Neurology & Other, Generics, Obagi and President of OraPharma from July 2015 to May 2016, and as Executive Vice President, Chief Administration Officer and Chief Human Resources Officer for Valeant Pharmaceuticals from July 2011 to July 2015. Mr. Stolz earned a B.S. in Finance from Georgetown University in 1997 and an M.B.A. from Harvard University in 2004.

EXECUTIVE COMPENSATION
Overview
Our compensation programs are designed to:
•	attract, motivate, incentivize and retain employees at the executive level who contribute to our long-term success;
•	provide compensation packages to our executives that are competitive and reward the achievement of our business objectives and effectively align their interests with those of our stockholders; and
•
effectively align our executives' interests with those of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to Board of Directors on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends Compensation Committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing his compensation and when discussing certain other matters, as well.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2019, the Compensation Committee did not retain any such advisors.
Our named executive officers for the fiscal year ended December 31, 2019, which consists of our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer, were:
•	Neil Kumar, M.D., our Chief Executive Officer;
•	Brian Stolz, our Chief Operating Officer; and
•	Charles Homcy, M.D., our Chairman of Pharmaceuticals.
Summary Compensation Table
The following table presents information regarding the total compensation, for services rendered in all capacities, that was earned by, paid to or awarded to each of our named executive officers during the fiscal years ended December 31, 2019 and December 31, 2018.
Name and principal position	Year	Salary ($)	Bonus(1) ($)	Stock awards(2) ($)	Option awards(2) ($)	All other compensation ($)	Total ($)
Neil Kumar, M.D. Chief Executive Officer	2019	502,765(3)	360,000	13,863,445	11,573,049	34,804(4)	26,334,063
	2018	450,000		—	—	—	450,000
Brian Stolz Chief Operating Officer(5)	2019	146,780(4)	93,750	6,860,780(6)	1,045,003	—	8,146,313
Charles Homcy, M.D. Chairman of Pharmaceuticals(7)	2019	513,808(8)	—	2,111,579	3,128,716(9)	221,737(10)	5,975,842
(1)
The bonus amounts reported reflect the discretionary cash bonuses earned by the named executive officers, and determined by our Board of Directors, for the applicable fiscal year, based on the named executive officers’ performance during such fiscal year.

(2)
In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 9 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock or the sale of shares of our common stock underlying such awards.
(3)	Includes $52,765 paid in lieu of accrued paid time off.
(4)	Includes employer matching contributions received under the Company’s 401(k) plan and Company-paid travel services.
(5)	Mr. Stolz was not a named executive officer for 2018. Mr. Stolz commenced employment with us on October 7, 2019 and his salary and bonus were pro-rated accordingly.
(6)
For performance-vesting RSUs, the aggregate grant date fair value of $580,000 is reported for the probable outcome. The aggregate grant date fair value at the maximum level of achievement is $1,398,990.

(7)	Dr. Homcy was not a named executive officer for 2018. Dr. Homcy commenced employment with us effective as of January 1, 2019, and his salary was pro-rated accordingly.
(8)	Includes $13,808 paid in lieu of accrued paid time off.
(9)	Includes the aggregate grant date fair value in the amount of $1,119,991 of an option grant made in connection with Dr. Homcy’s service on the Board of Directors.
(10)
Includes employer matching contributions received under the Company’s 401(k) plan and fees paid to Dr. Homcy in connection with consulting services rendered to the Company prior to the commencement of his employment with the Company.

Narrative to Summary Compensation Table
Base Salaries
For the year ended December 31, 2019, the annual base salaries for Dr. Kumar, Mr. Stolz and Dr. Homcy were $450,000, $625,000 and $500,000, respectively.
Bonus Arrangements
Dr. Kumar and Mr. Stolz received discretionary bonuses for the fiscal year ended December 31, 2019, based on their individual performance and the overall performance of the Company in 2019. For fiscal year 2019, the target annual bonuses for Dr. Kumar and Mr. Stolz were equal to 40% and 60%, respectively, of the applicable named executive officer’s base salary.
Equity Compensation
During the fiscal year ended December 31, 2019, we granted options and RSUs to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal 2019 Year-End Table” below.
401(k) Plan
We maintain a tax-qualified retirement plan that provides our eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, we provide matching contributions per eligible employee of 3% of such employee’s annual salary, up to a maximum annual salary rate of $280,000 (or a maximum contribution of $8,400 per employee). The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the participants until distributed from the 401(k) plan.
Employment Arrangements with Our Named Executive Officers
Neil Kumar
On December 14, 2017, we, through our wholly-owned subsidiary, BridgeBio Services, Inc., or Services Company, entered into an offer letter with Dr. Kumar, who currently serves as our Chief Executive Officer. The offer letter provided for Dr. Kumar’s at-will employment and set forth his initial annual base salary, initial target annual bonus opportunity, and his eligibility to participate in our employee benefit plans generally. In the event of a termination of his employment by the Services Company without “cause” or Dr. Kumar’s resignation from employment with the Services Company for “good reason” (as such terms are defined in the offer letter), in either case subject to Dr. Kumar’s execution of an effective release of claims in favor of the Company, Dr. Kumar will be entitled to the following severance benefits: (i) a lump sum payment equal to twelve months of his then-current base salary; (ii) a pro-rated bonus based on Company and individual performance for the year of termination; and (iii) up to twelve months of COBRA reimbursements for Dr. Kumar and his dependents. Dr. Kumar is subject to the Service Company’s standard proprietary information and inventions agreement.
Brian Stolz
On September 19, 2019, we entered into an offer letter with Mr. Stolz, who currently serves as our Chief Operating Officer. The offer letter provided for Mr. Stolz’s at-will employment and set forth his initial annual base salary, his initial target bonus opportunity, a one-time sign-on bonus equal to $600,000, payable in fully vested common stock (the value of which is subject to pro-rata repayment if Mr. Stolz is terminated other than due to “cause” (as defined in the offer letter), death or disability or Mr. Stolz voluntarily resigns without “good reason” (as defined in the offer letter) in either case within 24 months of the start of his employment), his initial equity grants (options, time-vesting restricted stock units and performance-vesting restricted stock units), and his eligibility to participate in our employee benefit plans generally.
In the event of a termination of Mr. Stolz’s service relationship by us without cause (including due to death or disability) or his resignation for good reason, subject to his execution of an effective release of claims in favor of the Company, Mr. Stolz will be entitled to the following severance benefits: (i)(A) if such termination occurs on or before the three-year anniversary of Mr. Stolz’s start date, an amount equal to 24 months of his then-current base salary, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over 12 months or (B) if such termination occurs after the three-year anniversary of Mr. Stolz’s start date, an amount equal to 12 months of his then-current base salary, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over 12 months; (ii) an amount equal to 100% of Mr. Stolz’s target annual bonus, payable in substantially equal installments in accordance with the Company’s regular payroll cycle over 12 months; (iii) an amount equal to Mr. Stolz’s pro-rated target bonus for the calendar year of termination, payable when annual bonuses are paid to other senior executives of the Company; (iv) up to 12 months of COBRA reimbursements for Mr. Stolz and his dependents. In the event of a termination of Mr. Stolz’s service relationship by us without cause (including due to death or disability) or his resignation for good reason, in each case within 12 months following a “sale event” (as defined in the offer letter), subject to his execution of an effective release of claims in favor of the Company, Mr. Stolz will be entitled to the full accelerated vesting of his initial option grant and his initial time-based restricted stock units. In the event of a sale event, if Mr. Stolz’s initial performance-vesting restricted stock units are assumed, continued or substituted by the acquirer in a sale event, the applicable performance measurement period will be measured through the date of the sale event and a number of performance-vesting restricted stock units will be earned based on the achievement of applicable performance metrics at such time, however such earned performance-vesting restricted stock units will vest until the third anniversary of the date the offer letter is executed; provided, that in the event Mr. Stolz’s employment is terminated by the Company (or its acquirer or successor) without cause (including due to death or disability) or Mr. Stolz resigns for good reason, in each case within 12 months following the sale event, subject to his execution of an effective release of claims in favor of the Company, all of Mr. Stolz’s earned performance-vesting restricted stock units will vest on the date of such termination. In addition, if Mr. Stolz’s initial equity awards are not assumed, continued or substituted by the acquirer in a sale event, any outstanding and unvested time-based awards will vest and become exercisable (as applicable) immediately prior to the consummation of the sale event and for any outstanding unvested performance-vesting restricted stock units, the applicable performance measurement period shall be measured through the date of the sale event and a number of performance-vesting restricted stock units will vest based on the achievement of applicable performance metrics at such time.
Mr. Stolz is subject to BridgeBio Pharma, Inc.’s standard proprietary information and inventions agreement.
Charles Homcy
On February 20, 2019, we, through Services Company, entered into an offer letter with Dr. Homcy, who currently serves as our Senior Advisor, Chair of Pharmaceuticals. The offer letter provided for Dr. Homcy’s at-will employment and set forth his initial annual base salary and his eligibility to participate in our employee benefit plans generally. Dr. Homcy is subject to the Service Company’s standard proprietary information and inventions agreement.

Outstanding Equity Awards at Fiscal Year End
The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2019. Unless otherwise specified, each equity award grant was made under the 2019 Plan and is subject to any acceleration of vesting provisions as set forth in the applicable named executive officer’s offer letter.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Neil Kumar, Ph.D.	6/26/2019	217,860	1,525,022(2)	17.00	6/25/2029	—	—	—	—
	7/1/2019	—	—	—	—	75,576(3)	2,648,939	—	—
	7/1/2019	—	—	—	—	667,580(4)	23,398,679	—	—
	7/1/2019	—	—	—	—	1,463,712(5)	51,303,106	—	—
	7/1/2019	—	—	—	—	1,589,252(6)	55,703,283	—	—
Brian Stolz	11/13/2019	—	102,081(7)	26.28	11/12/2029	—	—	—	—
	11/13/2019	—	—	—	—	106,469(8)	3,731,739	—	—
	11/13/2019	—	—	—	—	—	—	53,234(9)	1,865,851.70
	12/12/2019	—	—	—	—	72,696(10)	2,547,995	—	—
Charles Homcy	6/26/2019	36,307	254,156(11)	17.00	6/25/2029	—	—	—	—
	7/1/2019	—	—	—	—	11,026(12)	386,461	—	—
	7/1/2019	—	—	—	—	101,681(13)	3,563,919	—	—
	7/1/2019	—	—	—	—	222,942(14)	7,814,117	—	—
	7/1/2019	—	—	—	—	242,063(15)	8,484,308	—	—
	12/12/2019	—	82,878(16)	37.45	12/11/2029	—	—	—	—
(1)	Based on a price of $35.05 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019.
(2)
The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 25, 2023, subject to Dr. Kumar’s continuous service through each such vesting date.

(3)
Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC (the “LLC”) in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 6, 2019, such that the shares shall be fully vested on May 6,2020, subject to Dr. Kumar’s continuous service through each such vesting date.

(4)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 26,2019, such that the shares shall be fully vested on March 26, 2021, subject to Dr. Kumar’s continuous service through each such vesting date.

(5)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 15, 2019, such that the shares shall be fully vested on August 15, 2022, subject to Dr. Kumar’s continuous service through each such vesting date.

(6)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of July 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Kumar’s continuous service through each such vesting date.

(7)
The shares underlying this stock option award vests as follows: 25% of the shares vest on October 7, 2020, and as to 1/36th of the shares vest each month thereafter for three additional years, subject to Mr. Stolz’s continuous service through each such vesting date.

(8)
Represents restricted stock units that vest as to 25% of the units on November 16, 2020, and as to 1/12th of the units each quarter thereafter for three additional years, subject to Mr. Stolz’s continuous service through each such vesting date.

(9)
Represents performance-vesting restricted stock units that vest in a single installment on September 20, 2022 based on the Company’s total shareholder return percentile ranking relative to the Nasdaq Biotech Index measured over a three-year cumulative performance period beginning on September 20, 2019. The number of performance-vesting restricted stock units represents the target achievement of 100%.

(10)
Represents restricted stock units that vest as to 25% of the units on February 16, 2021, and as to 1/12th of the units each quarter thereafter for three additional years subject to Mr. Stolz’s continuous service through each such vesting date.

(11)
The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis from the vesting commencement date of June 26, 2019, such that all of the shares will be fully vested on June 25, 2029, subject to Dr. Homcy’s continuous service through each such vesting date.

(12)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of May 6, 2015, such that the shares shall be fully vested on May 6, 2020, subject to Dr. Homcy’s continuous service through each such vesting date.

(13)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of March 26, 2016, such that the shares shall be fully vested on March 26, 2021, subject to Dr. Homcy’s continuous service through each such vesting date.

(14)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of August 15, 2017, such that the shares shall be fully vested on August 15, 2022, subject to Dr. Homcy’s continuous service through each such vesting date.

(15)
Represents shares of restricted common stock that were issued in exchange for common units in the LLC in connection with the Reorganization. The shares are subject to vesting at a rate of 1/60 per month from a vesting commencement date of February 12, 2019, such that the shares shall be fully vested on February 12, 2024, subject to Dr. Homcy’s continuous service through each such vesting date.

(16)	The shares underlying this stock option agreement vests in three annual installments after December 12, 2019, subject to Dr. Homcy’s continuous service as a director through each such vesting date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2019, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Agreements and Transactions with 5% Stockholders and Their Affiliates
Intercompany Services Agreements with BridgeBio Services Inc.
We have received consulting and management services pursuant to two Intercompany Services Agreements with BridgeBio Services Inc., or, collectively, the BridgeBio Agreements. BridgeBio Services Inc. is affiliated with BridgeBio Pharma Inc., which has a controlling interest in us. The initial BridgeBio Agreement was entered into on March 1, 2016 and was superseded by the subsequent BridgeBio Agreement, effective as of May 1, 2017. During the year ended December 31, 2019, we incurred an aggregate of $0 for these services, which included, among other things, the services of Dr. Kumar, as well as other personnel, and the supervision of our strategic, financial, legal, personnel and executive recruitment activities. Dr. Kumar is our Chief Executive Officer and a member of our Board of Directors.
We also provided services to BridgeBio Pharma, Inc. and its affiliates. During the year ended December 31, 2019, BridgeBio Pharma, Inc. incurred an aggregate of $0 for these services.
License and Exclusivity Agreements with Entities Affiliated with Perceptive Advisors LLC
In October 2019, our subsidiary, QED Therapeutics, Inc. (“QED”), entered into an exclusive license agreement (the “License Agreement”) with a licensee entity in which Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Master Fund”) and certain of its affiliated funds hold a majority of the outstanding voting securities. Perceptive Master Fund directly holds shares of our common stock representing a greater than 5% ownership interest. Perceptive Advisors LLC (“Perceptive Advisors,” and collectively with Perceptive Master Fund and its affiliated funds, “Perceptive”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by Perceptive Master Fund. Mr. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by Perceptive Master Fund.
Pursuant to the License Agreement, QED granted to the licensee an exclusive, sublicensable license under the licensed patent rights and know-how to develop, manufacture and commercialize infigratinib for any and all human prophylactic and therapeutic uses in all cancer indications (including in combination with other therapies) in certain territories outside the United States. Under the License Agreement, QED received a nonrefundable upfront payment of $10.0 million and was granted certain equity rights in an affiliate of the licensee. Additionally, QED is entitled to receive payments from the licensee totaling an aggregate of up to $132.5 million upon the achievement of specified development and sales milestones and tiered royalties on net sales ranging from the low to mid teens.
In October 2019, our subsidiary, BBP LLC, concurrently entered into an exclusivity agreement with the above-mentioned licensee entity controlled by Perceptive, pursuant to which BBP LLC received equity in the entity representing a 10% ownership interest, valued at approximately $3.8 million at the time of the transaction. The equity interest was issued in consideration for certain rights of first negotiation and rights of first offer granted by BBP LLC to the entity with respect to specified transactions covering intellectual property rights owned or controlled by BBP LLC or its affiliates in certain territories outside the United States. Pursuant to the exclusivity agreement, BBP LLC also received warrant to purchase 10% of the then-fully diluted shares of one of the subsidiary of the above-mentioned licensee entity controlled by Perceptive upon achievement of certain contingent milestones.

Participation in Our Initial Public Offering
In July 2019, certain of our directors, executive officers and holders of more than five percent of our outstanding capital stock purchased shares of our common stock in our initial public offering at the initial public offering price, which included the following purchases in amounts that exceeded $120,000:
Beneficial Owner	Shares Purchased in Offering	Aggregate Purchase Price ($)
KKR Genetic Disorder L.P.(1)	2,647,100	$45,000,700
Viking Global Entities(2)	4,705,900	$80,000,300
Uma Sinha, Ph.D.	14,000	$238,000
(1)
KKR Genetic Disorder L.P. is a holder of more than 5% of our outstanding common stock. Ali Satvat, a member of our Board of Directors, serves as an executive of Kohlberg Kravis Roberts & Co. L.P., an affiliate of KKR Genetic Disorder L.P., and/or one or more of its affiliates. See footnote (2) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.

(2)
The Viking Global Entities collectively hold more than 5% of our outstanding common stock. See footnote (3) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.

Consulting Agreement
In October 2019, we entered into a consulting agreement with Jennifer E. Cook, a member of our Board of Directors. Pursuant to the consulting agreement. Ms. Cook provides expert consulting services to the Company regarding matters relating to commercial activities as Senior Advisor. The consulting agreement has a two-year term. Pursuant to the consulting agreement, the Company has agreed to pay Ms. Cook a consulting fee at the annual rate of $200,000. In addition, in accordance with the terms of the consulting agreement, the Company previously granted to Ms. Cook on December 2, 2019 an option to purchase 17,084 shares of the Company’s common stock at an exercise price equal to $31.14, 50% of which options will vest on the one-year anniversary of October 14, 2019 and the remaining 50% of which options will vest on the two-year anniversary of October 14, 2019, subject to Ms. Cook’s continuous service under the consulting agreement through both such dates; and an award of 7,152 restricted stock units of the Company (the “RSUs”), 50% of which RSUs will vest on the one-year anniversary of October 14, 2019 and the remaining 50% of which RSUs will vest on the two-year anniversary of October 14, 2019, subject to Ms. Cook’s continuous service under the consulting agreement through both such dates. Ms. Cook is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.
Employment Agreement
In February 2020, we entered into an employment agreement with James C. Momtazee, a member of our Board of Directors. Pursuant to the employment agreement, Mr. Momtazee serves as the Senior Advisor – Transactions. The position is part-time. Pursuant to the employment agreement, the Company has agreed to pay Mr. Momtazee an annual salary of $50,000. In addition, in accordance with the terms of the employment agreement, the Company previously granted to Mr. Momtazee an option to purchase shares of the Company’s common stock valued at $293,750 on the date of grant and RSAs valued at $293,750. Mr. Momtazee is also eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.
Executive Officer and Director Compensation
See the sections titled “Executive Compensation” and “Proposal 1 – Election of Directors – Director Compensation” for information regarding compensation of our executive officers and directors, respectively.

Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Procedures for Approval of Related Person Transactions
The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth the beneficial ownership information of our common stock by:
•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2020;
•	each named executive officer;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have based our calculation of the percentage of beneficial ownership of 121,359,855 shares of common stock outstanding on March 31, 2020.
Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2020 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2020, which is 60 days after March 31, 2020. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Name of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Genetic Disorder L.P.(2)	36,900,661	30.41%
Viking Global Entities(3)	26,620,991	21.94%
Entities affiliated with American International Group, Inc.(4)	6,764,592	5.57%
Entities affiliated with Perceptive Advisors LLC(5)	6,706,268	5.53%

Directors and Named Executive Officers:
Neil Kumar, Ph.D.(6)	8,658,193	7.11%
Brian Stolz(7)	22,839	*
Charles Homcy, M.D.(8)	1,398,855	1.15%
Eric Aguiar, M.D.	—	*
Jennifer E. Cook	—	*
Ronald J. Daniels	—	*
James C. Momtazee(9)	33,418	*
Ali Satvat(2)	36,900,661	30.41%
Richard H. Scheller, Ph.D.(10)	182,371	*

All directors and executive officers as a group (14 persons)(11)	49,232,420	40.32%
*	Represents beneficial ownership of less than one percent of the shares of common stock.
(1)	Unless otherwise indicated, the address of all listed stockholders is 421 Kipling Street, Palo Alto, California 94301.
(2)
Based on a Schedule 13D filed with the SEC on July 10, 2019 by KKR Genetic Disorder L.P. Consists of 36,900,661 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as

the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole shareholder of KKR Group Holdings Corp., KKR Management LLP, as the Class B common stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. Each of Messrs. Kravis and Roberts disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P., and Messrs. Henry R. Kravis and George R. Roberts, as the designated members of KKR Management LLC, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described in this footnote. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of our Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)
Based on a Schedule 13D filed with the SEC on July 8, 2019 by Viking Global Investors LP. Consists of (a) 631,167 shares of common stock held by Viking Global Equities Master Ltd. (“VGE Master”); (b) 251,204 shares of common stock held by Viking Long Fund Master Ltd. (“VLF”) and (c) 25,738,620 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Viking Opportunities,” and together with VGE Master, VLF and Viking Opportunities, the “Viking Global Entities”). VGE Master has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI), which provides managerial services to VGE Master. VLF has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLF. Viking Opportunities has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), and by VGI, which provides managerial services to Viking Opportunities. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Opportunities GP, have shared power to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Viking Opportunities GP. The business address of each of the Viking Global Entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2020 by American International Group, Inc. (“AIG”). Consists of 6,764,592 shares of common stock, which AIG shares voting and dispositive power over with respect to: (a) 6,730,244 shares of common stock with AIG Capital Corporation (“AIG Capital”), AIG Global Asset Management Holdings Corp. (“AIG Global”) and AIG Asset Management (U.S.), LLC (“AIGAM”); (b) 34,348 shares of common stock with SAFG Retirement Services, Inc., AIG Life Holdings, Inc. (“AIGLH”) and AGC Life Insurance Company (“AGC”); (c) 26,255 shares of common stock with The Variable Annuity Life Insurance Company (“VALIC”); and (d) 8,093 shares of common stock with American General Life Insurance Company (“AG Life”) and SunAmerica Asset Management, LLC (“SunAmerica”). AIGAM, a wholly-owned company of AIG, serves as investment adviser and manager of The United States Life Insurance Company in the City of New York (“US Life”) and AG Life and shares voting and investment power with respect to all of US Life’s and AG Life’s holdings in the Company. For the avoidance of doubt, AIGAM shares voting and investment power with respect only to the shares held directly by AG Life and not the shares reported herein as beneficially owned by AG Life.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2020 by Perceptive Advisors LLC. Consists of 6,706,268 shares of common stock held directly by Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”). Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund.

(6)
Consists of: (a) 8,258,783 shares of common stock, of which 4,685,725 shares are held by Dr. Kumar, of which 3,384,681 shares are subject to our right of repurchase as of March 31, 2020; (b) 2,645,372 shares of common stock held by Kumar Haldea Revocable Trust; (c) 927,686 shares of common stock held by Kumar Haldea Family Irrevocable Trust. Dr. Kumar disclaims beneficial ownership of the shares held in the trust; and (d) 399,410 shares of common stock underlying exercisable options.

(7)	Consists of 22,839 shares of common stock held by Mr. Stolz.
(8)
Consists of (a) 1,342,291 shares of common stock held by Dr. Homcy, of which 515,336 shares are subject to our right of repurchase as of March 31, 2020, (b) 56,564 shares of common stock underlying exercisable options.

(9)	Consists of 8,491 shares of common stock held by Mr. Momtazee and 24,927 shares of common stock underlying exercisable options.
(10)
Consists of (a) 163,427 shares of common stock held by Dr. Scheller, of which 64,931 shares are subject to our right of repurchase as of March 31, 2020, (b) 18,944 shares of common stock issuable upon the exercise of options that are vested as of March 31, 2020 or exercisable within 60 days thereafter.

(11)
Consists of the number of shares beneficially owned by the named executive officers and directors listed in the table above, as well as (i) 455,919 shares of common stock held by Brian Stephenson, of which 118,403 shares are subject to our right of repurchase as of March 31, 2020; (ii) 14,045 shares of common stock held by Uma Sinha, of which 45 shares are subject to our right of repurchase as of March 31, 2020; (iii) 185,185 shares of common stock held by Michael Henderson, of which 14,873 shares are subject to our right of repurchase as of March 31, 2020; (iv) 58,573 shares of common stock held by Cameron Turtle, of which 48,750 shares are subject to our right of repurchase as of March 31, 2020; and (v) 1,322,361 shares of common stock held by Frank McCormick, of which 60,835 shares are subject to our right of repurchase as of March 31, 2020.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.
To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2019, except that each of Mr. Stolz and Ms. Yi Ching Yau, our principal accounting officer, filed a late initial statement of beneficial ownership of securities on Form 3 on November 15, 2019.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://bridgebio.com .
The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2019 with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2019.
The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
AUDIT COMMITTEE
ERIC AGUIAR, CHAIRMAN
RONALD J. DANIELS
ALI SATVAT

HOUSEHOLDING OF PROXY MATERIALS
We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.
Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).
Registered Stockholders
If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.
Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS
We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.
Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at https://bridgebio.com or you can request a copy free of charge by calling Investor Relations at Burns McClennan at (212) 213-0006, ext. 362 (attention: John Grimaldi), or sending an e-mail request to ir@bridgebio.com. Please include your contact information with the request.
By Order of the Board of Directors,

BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer
April 22, 2020

Exhibit A
AMENDED AND RESTATED

BRIDGEBIO PHARMA, INC.

2019 STOCK OPTION AND INCENTIVE PLAN
SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Amended and Restated BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of BridgeBio Pharma, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company or one of its Affiliates.
The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to the initial public offering is declared effective by the U.S. Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate. Unless as otherwise set forth in the Award Certificate, a Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa; provided, that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Plan shall be administered by the Administrator.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the employment (or other Service Relationship) terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees)

arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 14,000,000 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3, plus on January 1, 2020 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 5 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator in its sole discretion (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2020 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 14,000,000 shares of Stock, subject in all cases to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,250,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.	STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a

“subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.	STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
SECTION 7.	RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.	RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.	CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals, including continued employment (or other Service Relationship). The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.	DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.	TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company and valid under applicable law, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate or legal heirs.
SECTION 13.	TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes, pay to the Company or any applicable Affiliate, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. and non-U.S. federal, state, or local taxes of any kind required by law to be withheld by the Company or any applicable Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee or to satisfy any applicable withholding obligations by any other method of withholding that the Company and its Affiliates deem appropriate. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b) Payment in Stock. The Administrator may cause any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The Administrator may also require any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.	SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.	GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the

Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d) Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19.	EFFECTIVE DATE OF PLAN
This Plan shall become effective upon the date immediately preceding the Registration Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: JUNE 21, 2019
DATE APPROVED BY STOCKHOLDERS: JULY 1, 2019 (EFFECTIVE DATE OF STOCKHOLDER CONSENT EXECUTED AS OF JUNE 22, 2019)
DATE AMENDED BY THE BOARD OF DIRECTORS: APRIL 14, 2020
DATE AMENDMENT APPROVED BY STOCKHOLDERS: [__]

VOTE BY INTERNET
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D14363-P39194 KEEP THIS PORTION FOR YOUR RECORDS

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BRIDGEBIO PHARMA, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James C. Momtazee
02) Richard H. Scheller, Ph.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D14364-P39194

BRIDGEBIO PHARMA, INC.
Annual Meeting of Stockholders
June 2, 2020 11:00 a.m. Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEBIO PHARMA, INC. held of record by the undersigned on April 15, 2020 at the Annual Meeting of Stockholders to be held at 11:00 a.m. Pacific Time on June 2, 2020, at www.virtualshareholdermeeting.com/BBIO2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted "FOR ALL NOMINEES" in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

Continued and to be signed on reverse side